SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15d of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest
event reported) September 27, 2000

WLR Foods, Inc.
(Exact name of Registrant as specified in its charter)

                                              Virginia                              0-17060                         54-1295923
                                             (State of                         (Commission File             (IRS Employer Iden-
                                          Incorporation)                           Number)                          tification No.)

P.O. Box 7000                                22815
Broadway, Virginia                         (Zip Code)
(Address of Principal executive offices)

(540) 896-7001
(Registrant's telephone number,
including area code)

Item 5      Other Events.

          On September 27, 2000, WLR Foods, Inc. announced that it had signed a definitive agreement with Pilgrim’s Pride for the sale of all the outstanding stock of WLR Foods in a cash merger valued at approximately $300 million. Pursuant to the agreement, Pilgrim’s Pride will pay $14.25 for each outstanding share of WLR Foods common stock. The merger is subject to customary closing conditions, including the receipt of regulatory approval and the approval of WLR Foods’ shareholders. The transaction has received the unanimous approval of both companies’ Boards of Directors and is expected to be completed during December 2000.

Item 7      Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    WLR FOODS, INC.

                                                    September 28, 2000                         By:   /s/ Dale S. Lam
                                                               Date                                                   Dale S. Lam
                                                                                                             Chief Financial Officer and Vice
                                                                                                              President of Finance

Exhibit Index

Exhibit 2      Agreement and Plan of Merger dated September 27, 2000

Exhibit 99    Press release dated September 27, 2000